UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave. Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (732) 661-2224

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Bone Biologics Corporation

321 Columbus Ave

Boston, MA 02116

Telephone: (732) 661-2224

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

To the Stockholders of Bone Biologics Corporation:

Bone Biologics Corporation, a Delaware corporation (the “Company”), is furnishing the attached Information Statement to the holders of our common stock, $0.001 par value (“Common Stock”). The purpose of this Information Statement is to notify stockholders that the holders of a majority of the Company’s outstanding Common Stock have taken and approved the following actions by written consent dated December 30, 2015 (the “Stockholder Consent”):

1.	Approved the Company’s 2015 Equity Incentive Plan.

2.	Approved an amendment to the Management Consulting Agreement between the Company and the Musculoskeletal Transplant Foundation.

The accompanying Information Statement and related materials are being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing actions have been approved by stockholders representing more than a majority of the voting power of our outstanding shares of Common Stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement and related materials in their entirety for a description of the actions taken by certain stockholders representing more than a majority of the voting power of our outstanding shares of Common Stock.

The Stockholder Consent constitutes the consent of a majority of the total number of shares of our outstanding Common Stock as of the date on which it was signed and is sufficient under Section 228 of the Delaware General Corporation Law and our Bylaws to approve the above action. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the actions taken pursuant to the Stockholder Consent will be effective no earlier than twenty (20) calendar days after the date on which this Information Statement is being sent to our stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT DEFINED ABOVE AND RULES THE REGULATIONS PROMULGATED UNDER THE EXCHANGE ACT, INCLUDING REGULATION 14C.

By Order of the Board of Directors

Stephen R. La Neve

Chief Executive Officer

December 30, 2015

BONE BIOLOGICS CORPORATION

INFORMATION STATEMENT

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed on or about December 31, 2015 to the holder of record of the outstanding common stock, par value $0.001 (“Common Stock”), of Bone Biologics Corporation (the “Company”) as of the close of business on December 28, 2015. On December 28, 2015, our Board of Directors (the “Board”) adopted resolutions proposing and declaring advisable the actions listed below. By written consent in lieu of a meeting, on December 30, 2015 the holders of a majority of the Company’s outstanding Common Stock (the “Majority Stockholders”) approved (1) the Company’s 2015 Equity Incentive Plan (the “2015 Plan”); and (2) an amendment to the Management Consulting Agreement (the “MTF Amendment”) by and between the Company and the Musculoskeletal Transplant Foundation (the “Foundation”). Except as otherwise indicated by the context, references in this Information Statement to the “Company,” “we,” “us,” or “our” are references to Bone Biologics Corporation.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because such action has been approved by the action by less than a unanimous written consent of the Stockholder of the Company (the “Stockholder Consent”). We prepared this Information Statement and it will be distributed by mail.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As determined by our Board or the Compensation Committee of our Board (the “Compensation Committee”), our executive officers and directors have received and will be eligible to receive awards and grants under our 2015 Plan.

VOTING AND VOTE REQUIRED

We are not seeking a consent, authorization or proxy from you. Section 228 of the Delaware General Corporation Law and our Bylaws permit the stockholders of the Company to take action without a meeting upon the written consent of the holders of outstanding shares of voting common stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the Company’s articles of incorporation.

As of the close of business on December 28, 2015, the record date for the determination of stockholders entitled to vote or execute a written consent on these matters, 32,211,956 shares of the Company’s Common Stock were outstanding. Each holder of our Common Stock on that date was entitled to cast one vote for each share of Common Stock registered in the holder’s name.

By Stockholder Consent dated December 30, 2015, as permitted by Section 228 of the Delaware General Corporation Law and our Bylaws, our Majority Stockholders approved the 2015 Plan and the MTF Amendment (See Exhibit A). We are mailing this Information Statement to all stockholders of record as of December 28, 2015, including those stockholders who did not execute a consent. The Plan will be deemed approved 20 days after this Information Statement is mailed. A copy of the 2015 Plan, as amended, is attached to this Information Statement as Exhibit B.

NOTICE PURSUANT TO SECTION 228 of the Delaware General Corporation Law

We are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the Delaware General Corporation Law.

Action No. 1

Adoption of the 2015 equity incentive plan

The 2015 Equity Incentive Plan (the “2015 Plan”) was adopted by the Board on December 28, 2015 and approved by the Majority Stockholders on December 30, 2015. The Plan became effective as of the date of Board approval (the “Effective Date”).

Description of the 2015 Equity Incentive Plan

The material features of the 2015 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2015 Plan. Stockholders are urged to read the actual text of the 2015 Plan in its entirety, which is appended to this Information Statement as Exhibit B and may be accessed from the SEC’s website at www.sec.gov.

Types of Awards

The terms of the 2015 Plan provide for the grant of incentive stock options, or ISOs, and nonstatutory stock options, or NSOs, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash award, and other stock awards.

Shares Available for Awards

The aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under the 2015 Plan will consist of 14,000,000 shares of Common Stock. The 2015 Plan also includes an “evergreen” feature, which provides that prior to the first day of each fiscal year following the Effective Date and for a period of ten years, commencing on the first day of the fiscal year following the fiscal year in which the Effective Date occurs, the Board may, without further shareholder approval, approve an increase in the Share Reserve in an amount not more than 5% of the total number of shares of Common Stock outstanding on the last day of the preceding fiscal year.

If a stock award granted under the 2015 Plan, or any portion thereof, expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash rather than in shares, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the 2015 Plan. Additionally, shares issued pursuant to stock awards granted under the 2015 Plan that are forfeited back to or repurchased by the Company because of the failure to vest, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available again for issuance under the 2015 Plan.

As of December 28, 2015, stock options covering an aggregate of 6,244,226 shares of Common Stock have been granted under the 2015 Plan and are currently outstanding.

Eligibility

All of our employees, directors and consultants are eligible to participate in the 2015 Plan and may receive all types of awards; provided that ISOs may be granted under the 2015 Plan only to our employees (including officers) and employees of our affiliates. As of December 28, 2015, we have four employees, eight non-employee directors and three consultants.

Grant Limits

Under the 2015 Plan, a maximum of 3,000,000 shares of Common Stock may be granted to any one participant during any one fiscal year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our Common Stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 3,000,000 shares of our Common Stock in the case of performance stock awards and $1,500,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under the 2015 Plan, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $400,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

Administration

The 2015 Plan is administered by the Board, which may in turn delegate authority to administer the 2015 Plan to a committee. The Board has delegated concurrent authority to administer the 2015 Plan to the Compensation Committee, but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. The Board and the Compensation Committee are considered to be the “plan administrator” for purposes of this Information Statement. Subject to the terms of the 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2015 Plan.

The plan administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our Common Stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Subject to the terms of our 2015 Plan, the Board has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the 2015 Plan pursuant to stock option agreements. The 2015 Plan permits the grant of stock options that qualify as ISOs and NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the plan administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our Common Stock pursuant to the exercise of a stock option under the 2015 Plan will be determined by the plan administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) Common Stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the plan administrator.

Stock options granted under the 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2015 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

●	the term of the ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs granted under the 2015 Plan is 60,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the plan administrator. Shares of our Common Stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares of our Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the plan administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our Common Stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our Common Stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in Common Stock equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our Common Stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the plan administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2015 Plan.

Performance Awards

The 2015 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time (the “Performance Period”) over which the attainment of one or more goals (“Performance Goals”) will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the Performance Goals remains substantially uncertain (typically no later than the earlier of the 90th day of a Performance Period and the date on which 25% of the Performance Period has elapsed), the Compensation Committee will establish the Performance Goals, based upon one or more criteria (“Performance Criteria”) enumerated in the 2015 Plan and described below. As soon as administratively practicable following the end of the Performance Period, the Compensation Committee will certify (in writing) whether the Performance Goals have been satisfied.

Performance Goals under the 2015 Plan will be based on any one or more of the following Performance Criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) operating profit or net operating profit; (29) workforce diversity; (30) growth of net income or operating income; (31) billings; (32) pre-clinical development related compound goals; (33) financing; (34) regulatory milestones, including approval of a compound; (35) stockholder liquidity; (36) corporate governance and compliance; (37) product commercialization; (38) intellectual property; (39) personnel matters; (40) progress of internal research or clinical programs; (41) progress of partnered programs; (42) partner satisfaction; (43) budget management; (44) clinical achievements; (45) completing phases of a clinical study (including the treatment phase); (46) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (47) timely completion of clinical trials; (48) submission of INDs and NDAs and other regulatory achievements; (49) partner or collaborator achievements; (50) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (51) research progress, including the development of programs; (52) investor relations, analysts and communication; (53) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (54) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (55) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (56) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (57) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (58) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Performance Goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a Performance Goal, the Compensation Committee (and the Board, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stockof the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the performance criteria it selects to use for a Performance Period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our Common Stock may be granted either alone or in addition to other stock awards under the 2015 Plan. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our Common Stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.

Clawback/Recovery

Stock awards granted under the 2015 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; (iv) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Transactions

In the event of a transaction (as defined in the 2015 Plan and described below), the Board will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board at the time of grant:

●	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

●	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

●	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

●	cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as the Board may consider appropriate; and

●	make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Board is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2015 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of the Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the members of our Board or their approved successors.

Change in Control

Under the 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2015 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

The Board will have the authority to amend or terminate the 2015 Plan at any time. However, except as otherwise provided in the 2015 Plan, no amendment or termination of the 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2015 Plan after the tenth anniversary of the earlier of the date the 2015 Plan was adopted by the Board or approved by our stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised (the “Required Holding Period”) , the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionholder generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. If there is a Disqualifying Disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our Common Stock received over any amount paid by the recipient in exchange for the shares of our Common Stock. To conform to the requirements of Section 409A of the Code, the shares of our Common Stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Under the 2015 Plan, we may grant stock appreciation rights separate from any other award or in tandem with other awards granted under the 2015 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the 2015 Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2015 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the 2015 Plan. The Board previously approved stock option grants covering an aggregate of 6,244,226 shares of Common Stock to employees, directors, officers, and consultants under the 2015 Plan that were not conditioned on stockholder approval.

ACTION NO. 2

APPROVAL OF THE MUSCULOSKELETAL TRANSPLANT FOUNDATION AMENDMENT

On September 19, 2014, the Company entered into a Management Consulting Agreement with the Foundation (the “MTF Agreement”). Pursuant to the terms of the MTF Agreement, the Foundation agrees to provide the services of Bruce Stroever to serve as the Chairman of the Board and provide certain services to the Company. In consideration for Mr. Stroever’s service, Exhibit B to the MTF Agreement provided, in addition to certain cash compensation and reimbursement of certain expenses, equity compensation in the following amount:

“Common Stock

Consultant shall receive warrants for 50,000 shares of the Company’s $0.001 Common Stock upon completion of the first year of service pursuant to this Agreement. Consultant shall thereafter receive $50,000 worth of Common Stock upon completion of each year of service as the Company’s Chairman of the Board. Such issuances of Common Stock shall be split into four installments, each valued at $12,500 and distributed quarterly on the date that the Company files its Form 10-Q or Form 10-K, as applicable, with the SEC. The Common Stock will be valued at the average of the trading price for shares of Common Stock over the 10 day period prior to the issuance.”

Pursuant to Section 9.7 of the MTF Agreement, the Company and the Foundation agreed to amend the section of Exhibit B entitled “Common Stock” (the “MTF Amendment”) to read in its entirety:

“Common Stock

Without any further action of the Board, at the close of business on the date of each Annual Meeting that occurs on or after December 28, 2015, the Consultant shall automatically be granted a nonstatutory stock option outside of but subject to the terms of the 2015 EIP to purchase a number of shares of the Company’s common stock having an Option Value (calculated on the date of grant) equal to $50,000 (an “Annual Grant”). The “Option Value” of a stock option to be granted under this Agreement shall be determined using the same method that the Company uses to calculate the grant-date fair value of stock options in its financial statements.

Each Annual Grant shall vest in a series of four (4) successive equal quarterly installments over the one-year period measured from the date of grant. The vesting of each Annual Grant is subject to Stroever’s Continuous Service on each applicable vesting date. Notwithstanding the foregoing, if Stroever remains in Continuous Service with the Company until immediately prior to the effective time of a “Change of Control” (as defined in the Company’s 2015 Equity Incentive Plan), any unvested shares subject to the Annual Grant shall become fully vested immediately prior to the effective time of such Change of Control.

Each Annual Grant shall be granted with a ten year term and shall terminate upon the earliest of the following: (a) immediately upon the termination of Stroever’s Continuous Service for Cause; or (b) the expiration date.

“Continuous Service” and “Cause” shall have the same meanings as in the Company’s 2015 Equity Incentive Plan but shall be applied to Stroever and all references to “Participant” within those definitions as they appear in the Company’s 2015 Equity Incentive Plan shall refer to Stroever.”

Options granted under the MTF Amendment (each an “Annual Grant” and collectively “Annual Grants”) made pursuant to the MTF Amendment are granted outside of any equity incentive plan maintained by the Company but shall be made pursuant to and subject to the terms of the Company’s 2015 Plan. For more information regarding the Company’s 2015 Plan, please refer to Action No. 1 above. The MTF Amendment was adopted by the Board on December 28, 2015, and approved by the Majority Stockholders on December 30, 2015. The MTF Amendment will become effective 20 days after the mailing of this Information Statement.

Description of the MTF Amendment

The material features of the MTF Amendment are outlined below. This summary is qualified in its entirety by reference to the complete text of the MTF Amendment. Stockholders are urged to read the actual text of the MTF Amendment in its entirety above.

Types of Awards

The terms of the MTF Amendment provide for the grant of nonstatutory stock options only.

Shares Available for Awards

There is no share reserve for Annual Grants made pursuant to the MTF Amendment.

Eligibility

Only the Foundation is eligible to be granted nonstatutory stock options (“NSOs”) under the terms of the MTF Amendment.

Grant Limits

The maximum number of shares subject to an Annual Grant made during a single fiscal year to the Foundation under the MTF Amendment shall have an Option Value (as defined below) not greater than $50,000. The “Option Value” of a stock option to be granted under this Agreement shall be determined using the same method that the Company uses to calculate the grant-date fair value of stock options in its financial statements.

Annual Grants

Only NSOs may be granted under the MTF Amendment. The exercise price of NSOs may not be less than 100% of the fair market value of the Common Stock subject to the Annual Grant on the date of grant. Acceptable forms of consideration for the purchase of our Common Stock pursuant to the exercise of an Annual Grant under the MTF Amendment will be determined by the Board or a designee of the Board and may include (i) cash, check, bank draft or money order made payable to the Company, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) Common Stock previously owned by the Foundation, (iv) a net exercise feature, or (v) other legal consideration approved by the Board or its designee.

Each Annual Grant shall vest in a series of four (4) successive equal quarterly installments over the one-year period measured from the date of grant. The vesting of each Annual Grant is subject to Stroever’s Continuous Service on each applicable vesting date. Each Annual Grant shall be granted with a ten year term and shall terminate upon the earliest of the following: (a) immediately upon the termination of Stroever’s Continuous Service for Cause; or (b) the expiration date. “Continuous Service” and “Cause” shall have the same meanings as in the Company’s 2015 Equity Incentive Plan but shall be applied to Stroever and all references to “Participant” within those definitions as they appear in the Company’s 2015 Equity Incentive Plan shall refer to Stroever.

Clawback/Recovery

Annual Grants made under the MTF Amendment will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board may impose such other clawback, recovery or recoupment provisions in any Annual Grant agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board or Compensation Committee will appropriately adjust: (i) the class(es) and maximum number of securities awarded to the Foundation under the MTF Amendment; and (ii) the number of securities and price per share of stock subject to outstanding stock options to be granted under the MTF Amendment.

Transactions

In the event of a transaction (as defined in the 2015 Plan and described above), the Board will have the discretion to take one or more of the following actions with respect to outstanding stock options granted under the MTF Amendment (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock option agreement or other written agreement with the participant or unless otherwise provided by the Board at the time of grant:

●	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the option or to substitute a similar stock award for the option (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

●	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock option to the surviving or acquiring corporation (or its parent company);

●	accelerate the vesting (and, if applicable, the exercisability) of the stock option and provide for its termination prior to the effective time of the transaction;

●	cancel or arrange for the cancellation of the stock option, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as the Board may consider appropriate; and

●	make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock option immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Board is not obligated to treat all stock options or portions of stock options granted under the MTF Amendment in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock option.

Change in Control

If Stroever remains in Continuous Service with the Company until immediately prior to the effective time of a “Change of Control” (as defined in the 2015 Plan), any unvested shares subject to the Annual Grant shall become fully vested immediately prior to the effective time of such Change of Control.

Amendments and Termination

Termination of the MTF Amendment shall be governed by Section 8 of the MTF Agreement by and between the Foundation and the Company dated September 19, 2014. Amendment of the MTF Amendment shall be governed by Section 9.7 of the MTF Agreement.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The MTF Amendment is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

As discussed in Action No. 1 above, generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, the Foundation will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the Foundation is employed by us or one of our affiliates, that income will be subject to withholding taxes. The Foundation’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the Foundation’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the Foundation.

New Plan Benefits

Under the MTF Amendment, on the date of the annual meeting of our stockholders, commencing with our 2016 annual meeting, the Foundation will be automatically granted a nonstatutory stock option to purchase a number of shares of the Company’s Common Stock having an Option Value equal to $50,000.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-		-	-
Equity compensation plan not approved by security holders	1,664,468	(1)	$0.88	-
Total	1,664,468		$0.88	-

(1) Includes the following:

●	A fully vested warrant to purchase 60,920 shares of Common Stock at an exercise price of $0.17 per share issued to Marie Antonia Gray for past services rendered issued on November 15, 2006 with an expiration date of October 31, 2016;

●	A fully vested warrant to purchase 51,100 shares of Common Stock at an exercise price of $0.44 per share issued to Aragen Bioscience on February 2, 2010 with an expiration date of February 4, 2020;

●	A fully vested warrant to purchase 28,409 shares of Common Stock at an exercise price of $0.44 per share issued to T.O. Medical Development, Inc. on February 2, 2010 with an expiration date of February 4, 2020;

●	A fully vested warrant to purchase 119,318 shares of Common Stock at an exercise price of $0.44 per share issued to Dr. Chia Soo for past service rendered issued on February 4, 2010 with an expiration date of February 4, 2020;

●	A fully vested warrant to purchase 56,170 shares of Common Stock at an exercise price of $0.44 per share issued to Alquest, Inc. on February 4, 2010 with an expiration date of February 4, 2020;

●	A fully vested warrant to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share issued to AFH Holding on July 1, 2014 with an expiration date of June 30, 2020;

●	A fully vested warrant to purchase 12,625 shares of Common Stock at an exercise price of $0.00 per share issued to Gilson Group, LLC (the “Gilson Group”) for services rendered issued on July 11, 2014;

●	A fully vested warrant to purchase 46,667 shares of Common Stock at an exercise price of $1.00 per share issued to Forefront Capital on July 3, 2014, and subsequently transferred to Forefront Partners, with an expiration date of July 2, 2019;

●	A warrant to purchase 669,671 shares of Common Stock at an exercise price of $1.00 per share issued to T.O. Medical Development, Inc. on September 9, 2014. On February 29, 2015, the Company terminated the consulting contract. As per the contract, all warrants issued became fully vested. The warrant has an expiration date of September 18, 2021;

●	A fully vested warrant to purchase 89,588 shares of Common Stock at an exercise price of $1.00 per share issued to the Gilson Group on September 30, 2014 with an expiration date of September 29, 2021.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of December 28, 2015 by: (i) each director; (ii) each of the executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares		Percent of Total

5% Shareholders
The Musculoskeletal Transplant 321 Columbus Ave. Boston, MA 02116	11,720,126	(2)	35.5%
Don R. Hankey 4751 Wilshire Blvd. #110 Los Angeles, CA 90010	9,785,444	(3)	29.9%
Hankey Capital, LLC 4751 Wilshire Blvd. #110 Los Angeles, CA 90010	9,355,444	(4)	28.6%
Amir Heshmatpour 269 Beverly Drive, Ste. 1600 Beverly Hills, CA 90212	6,417,954	(5)	19.0%
AFH Holding & Advisory, LLC 269 Beverly Drive, Ste. 1600 Beverly Hills, CA 90212	5,017,954	(6)	14.8%
Dr. Bessie (Chia) Soo 321 Columbus Ave. Boston, MA 02116	3,170,675	(7)	9.8%
Dr. Kang Ting 115 North Doheny Drive Beverly Hills, CA 90211	3,170,675	(8)	9.8%
Orthofix Holdings, Inc. 3451 Plana Parkway Lewisville, TX 75056	1,909,908	(13)	5.8%
Directors and Executive Officers
John Booth 321 Columbus Ave. Boston, MA 02116	109,375	(9)	*
William Coffin 321 Columbus Ave. Boston, MA 02116	109,375	(9)	*
Jimmy Delshad 321 Columbus Ave. Boston, MA 02116	109,375	(9)	*
George Oram 12 Edgemont Lane Bedminster, NJ 07920	109,375	(9)	*
Steve Warnecke 1026 Anaconda Drive Castle Rock, CO 80108	109,375	(14)	*
Bruce Stroever 321 Columbus Ave. Boston, MA 02116	0		*
Dr. Bessie (Chia) Soo 321 Columbus Ave. Boston, MA 02116	3,170,675	(7)	9.8%
Benjamin Wu 321 Columbus Ave. Boston, MA 02116	970,991	(10)	3.0%
Stephen La Neve 321 Columbus Ave. Boston, MA 02116	0		*
William Jay Treat 321 Columbus Ave. Boston, MA 02116	534,867	(11)	1.6%
Deina Walsh 321 Columbus Ave. Boston, MA 02116	159,884	(12)	*
Jeffrey Frelick 321 Columbus Ave. Boston, MA 02116	0		*

All executive officers and directors as a group (12 persons)	5,383,292		16.2%

* Represents beneficial ownership of less than 1% of the shares of Common Stock.

(1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,211,956 shares outstanding on December 28, 2015, adjusted as required by rules promulgated by the SEC.

(2) Includes 793,383 shares of Common Stock underlying warrants and 50,000 shares of Common Stock underlying options exercisable at any time.

(3) These shares of Common Stock are owned by Don R. Hankey, Trustee of the Don Hankey Trust and Hankey Capital. Mr. Hankey has voting and investment control over the 450,000 shares of Common Stock owned of record by Don R. Hankey, Trustee of the Don Hankey Trust and the 9,335,444 shares of Common Stock held by Hankey Capital. Mr. Hankey has voting and investment control over any shares held by Hankey Capital and may be deemed a beneficial owner with respect to any such shares.

(4) Includes 4,905,064 shares of Common Stock underlying warrants exercisable at any time. This does not include the 4,430,380 shares of Common Stock that were issued as collateral for an October 2014 and May 2015 convertible notes to Hankey Capital.

(5) These shares of Common Stock are owned by AFH Holding & Advisory, LLC (“AFH Holding”), H&H (Hong Kong) Holding Co. (“H&H”), and Mr. Heshmatpour’s spouse and children. Mr. Heshmatpour is the sole member of AFH Holding and has sole voting and investment control over the 5,017,954 shares of Common Stock owned of record by AFH Holding. Mr. Heshmatpour is the sole member of H&H and has sole voting and investment control over the 200,000 shares of Common Stock owned of record by H&H. Mr. Heshmatpour has voting and investment control over 1,200,000 shares of Common Stock owned by his spouse (including 300,000 shares beneficially owned by his spouse in KIG, LLC) and children. Accordingly, he may be deemed a beneficial owner with respect to these 6,417,954 shares of Common Stock.

(6) Includes 1,632,596 shares of Common Stock underlying warrants exercisable at any time.

(7) Includes 119,318 shares underlying warrants and 68,553 shares underlying options exercisable at any time. These shares of Common Stock do not include 384,616 shares of Common Stock due to Dr. Soo on either September 24, 2018 or upon the occurrence of a “Liquidity Event” as defined in a September 24, 2015 letter filed as Exhibit 10.1 to the Form 8-K filed by the Company on October 8, 2015.

(8) Dr. Ting is the spouse of Dr. Soo and may be deemed a beneficial owner with the respect to any such shares of Common Stock held by Dr. Soo. These shares of Common Stock do not include 384,615 shares of Common Stock due to Dr. Ting on either September 24, 2018 or upon the occurrence of a “Liquidity Event” as defined in a September 24, 2015 letter filed as Exhibit 10.1 to the Form 8-K filed by the Company on October 8, 2015.

(9) Includes 68,553 options exercisable at any time.

(10) These shares of Common Stock do not include 384,615 shares of Common Stock due to Dr. Wu on either September 24, 2018 or upon the occurrence of a “Liquidity Event” as defined in a September 24, 2015 letter filed as Exhibit 10.1 to the Form 8-K filed by the Company on October 8, 2015.

(11) Includes 534,867 options exercisable at any time.

(12) Includes 159,884 options exercisable at any time.

(13) Includes 458,334 warrants exercisable at any time.

(14) Includes 50,000 options exercisable at any time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that initial report of ownership was filed late by Mr. Booth, Mr. Coffin, Mr. Delshad, Mr. Oram, Mr. Warnecke, Ms. Soo, Mr. Stroever, Mr. Shuler, Mr. Hankey, Mr. Treat, Ms. Walsh and the Foundation. Both Ms. Soo and the Foundation each failed to file one report of one transaction.

Summary Compensation Table

The table below summarizes the compensation earned for services rendered to our predecessor and us in all capacities, for the fiscal year ending December 31, 2014 by its named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Mike Schuler, [Former CEO(1)]	2014	47,500							47,500

Dr. William Jay Treat, [Chief Technology Officer]	2014	195,000				199,585			394,585
	2013	60,000							60,000

Deina Walsh, [Chief Financial Officer]	2014	25,000				56,573			81,573

Amir F. Heshmatpour, [President, Secretary, Chief Financial Officer and Director (2)]	2014	-				-			-
	2013	-				-			-

Don Hankey, [President, Secretary, Chief Financial Officer and Director (3)]	2014	-		4,050		-			4,050

(1) The Foundation is paid compensation for Mr. Schuler’s CEO services per a consulting agreement with the Company.

(2) Mr. Heshmatpour resigned as of August 6, 2014.

(3) Mr. Hankey was appointed as of August 6, 2014 and resigned on September 19, 2014 upon completion of the September 19, 2014 merger of Bone Biologics, Inc. and Bone Biologics Acquisition Corp. (the “Merger”).

Our Board of Directors approved the following compensation for our named executive officers:

Michael Schuler, Interim Chief Executive Officer:

Immediately following the Merger, the Company entered into a consulting agreement with the Foundation, which agreed to provide the services of Mr. Schuler to the Company as a contractor. Pursuant to the agreement, Mr. Schuler served as the Company’s Interim Chief Executive Officer for a period of six (6) months. The agreement automatically renewed for successive three (3) month periods until the decision not to renew the term. The agreement was intended to be temporary in nature, and ceased once the Company retained a permanent Chief Executive Officer.

Base Salary: The compensation provided to the Foundation for Mr. Schuler’s monthly services was $15,000, pro-rated based upon the actual amount of time Mr. Schuler provides services to the Company.

Warrants and Shares: For the services provided by Mr. Schuler, the Foundation was to receive warrants with a 10 year term to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share upon completion of Consultant’s first year of service as the Company’s Chief Executive Officer. The Foundation was also to receive $50,000 worth of Common Stock upon completion of each year of service provided by Mr. Schuler as the Company’s Chief Executive Officer. Such issuances of Common Stock were to be split into four installments, each valued at $12,500 and distributed quarterly on the date that the Company filed its Form 10-Q or Form 10-K, as applicable, with the SEC. The Common Stock was to be valued at the average of the trading price for shares of Common Stock over the 10 day period prior to the issuance.

On August 17, 2015, the Company appointed Steven R. LaNeve as our full-time Chief Executive Officer and our agreement with MTF for the services of Mr. Schuler concluded.

Stephen R. La Neve, President and Chief Executive Officer:

Mr. La Neve became the Company’s President and Chief Executive Officer (“CEO”) on August 17, 2015 pursuant to an employment agreement dated June 8, 2015. Mr. La Neve is to serve for a term of three years. Mr. La Neve was not a named executive officer during fiscal years 2013 or 2014 and information regarding Mr. La Neve’s employment arrangement with the Company is being offered voluntarily.

Base Salary: Mr. La Neve’s base salary is $500,000.

Bonus: Mr. La Neve is eligible to earn a yearly bonus targeted at seventy percent (70%) of the base salary based on reasonably achievable key performance indicators established by Mr. La Neve, the Company’s Chief Operating Officer and the Board after consultation.

Stock Options: On December 28, 2015, Mr. La Neve received an option to purchase 2,081,191 shares of Common Stock, at an exercise price that equals to the fair market price on the date of the grant. These options will vest annually over three (3) years such that they are vested in full on the third year anniversary of the employment agreement effective August 17, 2015, provided, that any stock option that is unvested on the date of termination shall be forfeited on such date of termination, subject to certain exceptions.

Deina H. Walsh, Chief Financial Officer:

On November 4, 2014, the Company entered into a part-time employment agreement with Ms. Walsh.

Ms. Walsh became the Company’s Chief Financial Officer (“CFO”) pursuant to an employment agreement dated November 9, 2015, which became effective December 1, 2015.

Base Salary: Ms. Walsh’s base salary is $200,000.

Bonus: During each calendar year beginning in 2016, Ms. Walsh shall be eligible to earn an annual target bonus of thirty-five percent (35%) of her base salary as in-effect for the applicable calendar year, subject to the achievement of personal and corporate objectives or milestones to be established by the board of directors, or any compensation committee thereof, (after considering any input or recommendations from Ms. Walsh) within sixty (60) days following the beginning of each calendar year during Ms. Walsh’s employment. In order to earn the annual bonus under this provision, the applicable objectives must be achieved and Ms. Walsh must be employed by Company at the time the annual bonus is distributed by Company. The annual bonus, if any, shall be paid on or before March 15th of the calendar year following the year in which it is considered earned. The actual annual bonus paid may be more or less than thirty-five percent (35%) of Ms. Walsh’s base salary.

Stock Options: On December 28, 2015, Ms. Walsh was granted an option to purchase 465,795 shares of Common Stock of the Company at an exercise price per share of $1.59 under the 2015 Plan. 155,265 of the shares underlying the grant shall vest on the first anniversary of her employment agreement effective December 1, 2015 (the “Employment Agreement”), 155,265 of the shares underlying the grant shall vest on the second anniversary of the execution of the Employment Agreement and 155,265 of the shares underlying the grant shall vest on the third anniversary of the Employment Agreement. On December 28, 2015, Ms. Walsh also received an option to purchase 239,825 shares of Common Stock with a vesting commencement date of November 4, 2014 (the “Vesting Commencement Date”), one-third of which vested on the date of grant, one-third of which vest on the first anniversary of the Vesting Commencement Date, and one-third of which will vest on the second anniversary of the Vesting Commencement Date. Any portion of the stock option grant that is unvested on the date of her termination shall be forfeited on such date of termination except: (i) in the case of termination by the Company without cause; and (ii) upon a change in control (as defined in the equity incentive plan) of the Company, which shall result in the immediate accelerated vesting of all options granted but unvested under the letter agreement as of (i) or (ii). such options shall be subject to the terms of the equity incentive plan and stock option agreements which shall be entered into at a later mutually agreed-upon date to prevent or mitigate dilution of her equity interests in the Company, in connection with each financing, she shall be provided an opportunity to invest in the Company such that her interest, at her option, remains un-diluted or partially diluted.

William Jay Treat, Ph.D., Chief Technology Officer:

Dr. Treat became the President and Chief Technology Officer (“CTO”) pursuant to an employment agreement dated September 19, 2014. Pursuant to the agreement, Dr. Treat is to serve as CTO for a period of two years starting September 19, 2014 (the “Treat Term”). Dr. Treat held the title of President of the Company until August 8, 2015 when Mr. La Neve became President.

Base Salary: Dr. Treat’s base salary is $300,000.

Bonus: During each calendar year beginning in 2014, Dr. Treat shall be eligible to earn an annual target bonus of thirty-five percent (35%) of his base salary as in-effect for the applicable calendar year, subject to the achievement of personal and corporate objectives or milestones to be established by the board of directors, or any compensation committee thereof, (after considering any input or recommendations from Dr. Treat) within sixty (60) days following the beginning of each calendar year during Dr. Treat’s employment. In order to earn the annual bonus under this provision, the applicable objectives must be achieved and Dr. Treat must be employed by Company at the time the annual bonus is distributed by Company. The annual bonus, if any, shall be paid on or before March 15th of the calendar year following the year in which it is considered earned. The actual annual bonus paid may be more or less than thirty-five percent (35%) of Dr. Treat’s base salary.

Stock Options: On December 28, 2015, Dr. Treat was granted an option to purchase 799,414 shares of Common Stock with a vesting commencement date of September 19, 2014 under the 2015 Plan. One-third of the shares subject to the option vested on the date of grant, one-third of the shares vested on September 19, 2015, and one-third of the shares shall vest on September 19, 2016; provided, however, that all unvested shares subject to the option (and any additional equity awards hereafter issued by Company to Dr. Treat pursuant to the plan) shall fully vest and be exercisable if Dr. Treat’s service ceases as a result of a “qualifying termination” occurring on or within twelve (12) months after a “change in control.”

Jeffrey Frelick, Chief Operations Officer:

Mr. Frelick became the Company’s Chief Operations Officer (“COO”) on August 17, 2015 pursuant to an employment agreement dated June 8, 2015. Pursuant to the agreement, Mr. Frelick is to serve as COO for a term of three years. Mr. Frelick was not a named executive officer during fiscal years 2013 or 2014 and information regarding Mr. Frelick’s employment arrangement with the Company is being offered voluntarily.

Base Salary: Mr. Frelick’s base salary is $300,000.

Bonus: Mr. Frelick is eligible to earn a yearly bonus targeted at fifty percent (50%) of the base salary based on reasonably achievable key performance indicators established by Mr. Frelick, the Company’s Chief Executive Officer and the Board of Directors after consultation.

Stock Options: On December 28, 2015, Mr. Frelick was granted an option to purchase 1,040,596 shares of Common Stock with a vesting commencement date of August 17, 2015 at an exercise price that equals to the fair market price on the date of the grant. This option will vest annually over three (3) years such that they are vested in full on the third year anniversary of the employment agreement effective August 17, 2015, provided, that any stock option that is unvested on the date of termination shall be forfeited on such date of termination, subject to certain exceptions.

Payments upon Termination or Change in Control

There were no payments or benefits due to any of the Company’s named executive officers upon termination of their employment or a change in control of the shell company as of the end of its fiscal year ending October 31, 2013.

There were no payments or benefits due to any of Bone Biologic Inc.’s named executive officers upon termination of their employment or a change in control of Bone Biologics at the end of its fiscal year ending December 31, 2014 and 2013.

Potential Payments upon Termination or Change in Control

Michael Schuler, Interim Chief Executive Officer: There were no payments due to MTF or Mr. Schuler with respect to any change in control of the Company or termination of the consulting agreement.

Stephen R. La Neve: Pursuant to the employment agreement by and between Mr. La Neve and the Company, If Mr. La Neve is terminated by the Company without Cause, or by non-renewal without Cause, or if Mr. La Neve terminates his employment for Good Reason, Mr. La Neve shall receive a severance payment equivalent to one year of base salary, and shall also be eligible for a pro-rata annual bonus for the year of termination if the Board exercise its discretion to award such a bonus. All severance payments will be paid in equal installments over a one year period starting on the sixtieth day (60th) following the termination. The Company shall also continue to provide medical and dental insurance coverage or reimbursement of Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) payments for one year following his termination. The severance payment will be contingent upon Mr. La Neve’s execution of a full release of claims against the Company and a non-compete and non-solicitation agreement as provided in the employment agreement.

For purposes of Mr. La Neve’s payments upon termination, “Cause” and “Good Reason” shall have the following meanings:

“Cause” means (a) a material breach of Mr. La Neve’s employment agreement or any other agreements entered into pursuant to his employment agreement, which are not cured within thirty (30) days after written notice by the Board to him setting forth the nature of such alleged breach and requesting that he cure the breach, if curable; (b) acts or omissions constituting gross negligence, recklessness or willful misconduct by him which causes harm to the Company or its affiliates’ business or reputation as determined by the Board in its discretion; (c) the disregard of written, material policies of the Company or its affiliates which causes substantial damage or injury to the property or reputation of the Company or its affiliates which is not cured within ten (10) days after written notice thereof by the Board to him; (d) he is indicted of, or convicted of, or admits, plea bargains, enters a plea of no contest or nolo contender to, any felony of any kind or a misdemeanor involving fraud or dishonesty; (e) his death; (f) disability preventing him from performing the essential tasks, duties and responsibilities as the President and CEO, for a period of at least ninety (90) consecutive days or one-hundred twenty (120) days whether or not consecutive during the term of his employment agreement; (g) his notice to the Company of nonrenewal of the term of his employment agreement or any renewal of the employment agreement without Good Reason; or (h) his voluntary resignation during the term of the employment agreement without Good Reason.

“Good Reason” means (i) a material diminution in Mr. La Neve’s base salary (except for a temporary, mutually agreed, across the board 10 percent reduction for all officers of the Company undertaken to ensure the Company’s continued business operations); (ii) a material diminution in his title, authority, duties, or responsibilities; or (iii) the relocation of his principal place of employment more than 50 miles from its then current locations; provided, however, that in each case he provide written notice to the Company with thirty (30) days of the event constituting Good Reason of his intention to terminate his employment for Good Reason and a detailed description of the condition alleged to constitute Good Reason. Any termination for Good Reason shall be effective 30 days from the Company’s receipt of such notice only if the Company has not fully cured such condition.

Jeffrey Frelick: Pursuant to the employment agreement by and between Mr. Frelick and the Company, If Mr. Frelick is terminated by the Company without Cause, or by non-renewal without Cause, or if Mr. Frelick terminates his employment for Good Reason, Mr. Frelick shall receive a severance payment equivalent to one year of base salary, and shall also be eligible for a pro-rata annual bonus for the year of termination if the Board exercise its discretion to award such a bonus. All severance payments will be paid in equal installments over a one year period starting on the sixtieth day (60th) following the termination. The Company shall also continue to provide medical and dental insurance coverage or reimbursement of COBRA payments for one year following his termination. The severance payment will be contingent upon Mr. Frelick’s execution of a full release of claims against the Company and a non-compete and non-solicitation agreement as provided in the employment agreement.

For purposes of Mr. Frelick’s payments upon termination, “Cause” and “Good Reason” shall have the following meanings:

“Cause” means (a) a material breach of Mr. Frelick’s employment agreement or any other agreements entered into pursuant to his employment agreement, which are not cured within thirty (30) days after written notice by the Board to him setting forth the nature of such alleged breach and requesting that he cure the breach, if curable; (b) acts or omissions constituting gross negligence, recklessness or willful misconduct by him which causes harm to the Company or its affiliates’ business or reputation as determined by the Board in its discretion; (c) the disregard of written, material policies of the Company or its affiliates which causes substantial damage or injury to the property or reputation of the Company or its affiliates which is not cured within ten (10) days after written notice thereof by the Board to him; (d) he is indicted of, or convicted of, or admits, plea bargains, enters a plea of no contest or nolo contender to, any felony of any kind or a misdemeanor involving fraud or dishonesty; (e) his death; (f) disability preventing him from performing the essential tasks, duties and responsibilities as the COO, for a period of at least ninety (90) consecutive days or one-hundred twenty (120) days whether or not consecutive during the term of his employment agreement; (g) his notice to the Company of nonrenewal of the term of his employment agreement or any renewal of the employment agreement without Good Reason; or (h) his voluntary resignation during the term of the employment agreement without Good Reason.

“Good Reason” means (i) a material diminution in Mr. Frelick’s base salary (except for a temporary, mutually agreed, across the board 10 percent reduction for all officers of the Company undertaken to ensure the Company’s continued business operations); (ii) a material diminution in his title, authority, duties, or responsibilities; or (iii) the relocation of his principal place of employment more than 50 miles from its then current locations; provided, however, that in each case he provide written notice to the Company with thirty (30) days of the event constituting Good Reason of his intention to terminate his employment for Good Reason and a detailed description of the condition alleged to constitute Good Reason. Any termination for Good Reason shall be effective 30 days from the Company’s receipt of such notice only if the Company has not fully cured such condition.

William Jay Treat, Ph.D.: Pursuant to the employment agreement signed with Dr. Treat immediately following the Merger, if the Company terminates Dr. Treat’s employment for other than Cause, or if Dr. Treat terminates his employment due to a breach of his employment agreement by the Company, or if Dr. Treat terminates his employment agreement for Good Reason, Dr. Treat will receive the standard entitlements and shall be entitled to receive reimbursement of any business expenses, to the extent not previously reimbursed, in accordance with his employment agreement. In addition, Dr. Treat will receive (a) a “Severance Payment” in an amount which is equivalent to the greater of the remaining number of months left in the Treat Term or twelve (12) months of his base salary then in effect on the date of termination, payable in equal installments (but no less frequently than once per calendar month) for a duration equal to the greater of the remaining number of months left in the Treat Term or twelve (12) months (“Severance Period”), in accordance with Company’s regular payroll cycle, beginning on the first payroll date following the date on which the general release referenced below has become effective and (b) payment (or reimbursement) of monthly premiums for Dr. Treat and Dr. Treat’s dependents’ group health care coverage continuation pursuant to the COBRA, for the Severance Period, provided Dr. Treat elects to continue and remains eligible for such benefits and does not become eligible for health coverage through another employer during the Severance Period (together with the Severance Payment, the “Severance Package”). Dr. Treat will only receive the Severance Package and other severance benefits and payments described if Dr. Treat: (i) complies with all surviving provisions of his employment agreement; and (ii) executes a separation agreement and release of claims agreement and such release has become effective in accordance with its terms prior to the sixtieth (60th) day following the termination date. Except for any terms and conditions of Dr. Treat’s employment agreement that by their terms survive termination of Dr. Treat’s employment, all other Company obligations to Dr. Treat pursuant to Dr. Treat’s employment agreement will become automatically terminated and completely extinguished.

For purposes of Dr. Treat’s payments upon termination, “Cause” and “Good Reason” shall have the following meanings:

“Cause” means (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Dr. Treat with respect to Dr. Treat’s obligations or otherwise relating to the business of Company; (b) any acts or conduct by Dr. Treat that are materially adverse to Company’s interests; (c) Dr. Treat’s material breach of this Agreement; (d) Dr. Treat’s material breach of Company’s employee proprietary information and inventions agreement; (e) Dr. Treat’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise materially negatively impacts Dr. Treat’s ability to effectively perform Dr. Treat’s duties hereunder; (f) Dr. Treat’s willful neglect of duties as determined in the good faith discretion of the board of directors (provided that poor performance and/or subpar results by themselves do not constitute “cause”); or (g) the winding down of Company’s business and/or dissolution or liquidation of Company (other than in connection with a change in control). In the event of termination of Dr. Treat’s employment based on clauses (a), (b) or (f) above, Dr. Treat will have fifteen (15) days following receipt of notice from Company to cure the issue, if curable.

“Good Reason” means that any one or more of the following events have occurred without Dr. Treat’s express prior written consent: (i) a material adverse change in Dr. Treat’s authority, duties and/or responsibilities such that Dr. Treat’s authority, duties and/or responsibilities are no longer commensurate with Dr. Treat being Company’s President or most senior technology officer; (ii) the relocation of the primary workplace to a location that increases Dr. Treat’s daily commute by more than thirty (30) miles from its location specified in his employment agreement; (iii) any material breach by Company of any material term of Dr. Treat’s employment agreement; or (iv) any material reduction by Company (or its successor) of (A) Dr. Treat’s base salary or (B) Dr. Treat’s target bonus, unless any such reduction is made as part of, and is generally consistent with, a general reduction of senior executive base salaries or target bonuses, respectively, in which case such a reduction shall not constitute Good Reason. In order to resign his employment for Good Reason, Dr. Treat must within 60 days of Dr. Treat’s awareness of the applicable Good Reason event(s) provide Company with written notice informing Company about Dr. Treat’s intention to resign his employment for Good Reason unless such event(s) is cured or remedied by Company. Company will have 30 days after its receipt of such notice to cure or remedy the good reason event(s). If Company does not timely cure or remedy the good reason event(s), then Dr. Treat can resign Dr. Treat’s employment for good reason at any time within 30 days following the expiration of the 30 day cure/remedy period.

Deina H. Walsh: Pursuant to the November 9, 2015 employment agreement with Ms. Walsh, if the Company terminates Ms. Walsh’s employment without Cause, or by non-renewal without Cause, or if Ms. Walsh terminates her employment for Good Reason, Ms. Walsh will receive a severance payment equivalent to four (4) months of base salary, and shall also be eligible for a pro-rata annual bonus for the year of termination if the Board exercise its discretion to award such a bonus. All severance payments will be paid in equal installments over a four (4) month period starting on the sixtieth day (60th) following the termination. The Company shall also continue to provide medical and dental insurance coverage or reimbursement of COBRA payments for four (4) months following her termination. The severance payment will be contingent upon Ms. Walsh’s execution of a full release of claims against the Company and a non-compete and non-solicitation agreement as provided in the employment agreement.

.

For purposes of Ms. Walsh’s payments upon termination, “Cause” and “Good Reason” shall have the following meanings:

“Cause” means (a) a material breach of Ms. Walsh’s employment agreement or any other agreements entered into pursuant to her employment agreement, which are not cured within thirty (30) days after written notice by the Board to her setting forth the nature of such alleged breach and requesting that she cure the breach, if curable; (b) acts or omissions constituting gross negligence, recklessness or willful misconduct by her which causes harm to the Company or its affiliates’ business or reputation as determined by the Board in its discretion; (c) the disregard of written, material policies of the Company or its affiliates which causes substantial damage or injury to the property or reputation of the Company or its affiliates which is not cured within ten (10) days after written notice thereof by the Board to her; (d) she is indicted of, or convicted of, or admits, plea bargains, enters a plea of no contest or nolo contender to, any felony of any kind or a misdemeanor involving fraud or dishonesty; (e) her death; (f) disability preventing her from performing the essential tasks, duties and responsibilities as the CFO, for a period of at least ninety (90) consecutive days or one-hundred twenty (120) days whether or not consecutive during the term of her employment agreement; (g) her notice to the Company of nonrenewal of the term of his employment agreement or any renewal of the employment agreement without Good Reason; or (h) her voluntary resignation during the term of the employment agreement without Good Reason.

“Good Reason” means (i) a material diminution in Ms. Walsh’s base salary (except for a temporary, mutually agreed, across the board 10 percent reduction for all officers of the Company undertaken to ensure the Company’s continued business operations); (ii) a material diminution in her title, authority, duties, or responsibilities; or (iii) the relocation of her principal place of employment more than 50 miles from its then current locations; provided, however, that in each case she provide written notice to the Company with thirty (30) days of the event constituting Good Reason of her intention to terminate her employment for Good Reason and a detailed description of the condition alleged to constitute Good Reason. Any termination for Good Reason shall be effective 30 days from the Company’s receipt of such notice only if the Company has not fully cured such condition.

Outstanding Equity Awards at Fiscal Year End

The following table shows certain information regarding outstanding equity awards to the Named Executive Officers, as of December 31, 2014:

Name	Number of securities underlying options (exercisable)(1)	Number of securities underlying options (unexercisable)	option exercise price	option expiration date
Mike Schuler	-	-	-	-
Dr. William Jay Treat	-	-	-	-
Deina Walsh	-	-	-	-

(1) In fiscal year 2014, Dr. Treat and Ms. Walsh were granted options to purchase shares of the Company’s Common Stock that were later determined to be void.

Director Compensation

The following table shows certain information with respect to the compensation of all non-employee directors of the Company, as of December 31, 2014:

Name	Fees Earned or Paid in Cash	Option Awards	Total
Bruce Stroever(1)	$8,750	-	$8,750
Dr. Chia Soo	$6,250	-	$6,250
William Coffin	$7,500	-	$7,500
John Booth	$7,500	-	$7,500
Jimmy Delshad	$6,250	-	$6,250
Steve Warnecke	$7,500	-	$7,500
George A. Oram	$1,648	-	$1,648

Total	$45,398	-	$45,398

(1) The Foundation is paid compensation for Mr. Stroever’s services per the MTF Agreement.

Changes in Director Compensation

The Company previously executed Director Offer Letters with certain non-employee directors (the “Directors”) sitting on the Board. The Company also previously entered into the MTF Agreement by which MTF agreed to provide the services of Bruce Stroever as the Chairman of the Board. In December 2015, the Company and the Directors entered into an amendment of each of their Director Offer Letters (“Director Offer Letter Amendments”). Also in December 2015, the Company and the Foundation entered into the MTF Amendment. Following is the compensation for each of these Directors under the Director Offer Letter Amendments and the MTF Amendment.

Bruce Stroever: Pursuant to a consulting agreement by and between the Company and the Foundation, the Foundation has agreed to provide the services of Mr. Stroever to serve as the Chairman of the Board for a one year term. For the services being provided, MTF shall receive an annual payment of $35,000, paid quarterly. In full satisfaction of any equity compensation owed to Mr. Stroever for his first year of service as Chairman of the Board, MTF received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value on the date of grants (the “MTF Initial Option Grant”), and (b) a number of fully vested shares of Common Stock equal to (i) the aggregate grant date fair market value of 50,000 shares of Common Stock minus the aggregate value of 50,000 shares of Common Stock with a value of $1.00 per share divided by (ii) the grant date fair market value of a share of Common Stock (the “MTF Initial Share Grant”). The MTF Initial Option Grant was made outside of any equity incentive plan maintained by the Company but pursuant to and subject to the terms of the 2015 Plan. The MTF Initial Share Grant was made outside of any equity incentive plan maintained by the Company. The Foundation also received a fully vested grant of 40,822 shares of Common Stock (the “MTF 2015 Annual Share Grant”). The Foundation has acknowledged that the MTF Initial Option Grant, the MTF Initial Share Grant, and the MTF 2015 Annual Share Grant, taken together, constitute all compensation to which it is entitled for past services rendered.

Pursuant to the MTF Amendment, the Foundation shall automatically receive, without any further action of the Board, at the close of business on the date of each Annual Meeting that occurs on or after December 28, 2015, a nonstatutory stock option outside of any equity incentive plan maintained by the Company but subject to the terms of the Company’s 2015 Plan to purchase a number of shares of the Company’s Common Stock having an Option Value (as defined below) equal to $50,000. The “Option Value” of a stock option to be granted under the MTF Amendment shall be determined using the same method that the Company uses to calculate the grant-date fair value of stock options in its financial forecasts. Each Annual Grant shall vest in a series of four (4) successive equal quarterly installments over the one-year period measured form the date of grant. The vesting of each Annual Grant is subject to Mr. Stroever’s Continuous Service (as defined in the 2015 Plan). If Mr. Stroever remains in Continuous Service with the Company until immediately prior to the effective time of a “Change in Control” (as defined in the 2015 Plan), any unvested shares subject to the Annual Grant shall become fully vested immediately prior to the effective time of such Change in Control.

Dr. Chia Soo, MD: Dr. Soo shall serve as a director of the Company for a one year term. Dr. Soo shall receive annual compensation of $25,000, paid quarterly, during her tenure as a board member. In full satisfaction of any equity compensation owed to Dr. Soo for her first year of service on the Board, Dr. Soo received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant, and (b) a fully vested option with an exercise price equal to the current fair market value on the date of grant covering the number of shares equal to (i) the aggregate exercise price of the option described in (a) minus the aggregate exercise price of an option for 50,000 shares of Common Stock with an exercise price of $1.00 divided by (ii) current fair market value of a share of Common Stock on the date of grant (such options described in (a) and (b), the “Soo Initial Option Grants”). The Soo Initial Option Grants were granted pursuant to and subject to the terms of an option agreement and the 2015 Plan. Dr. Soo also received a fully vested grant of 40,822 shares of Common Stock (the “Soo 2015 Annual Share Grant”). Dr. Soo has acknowledged that the Soo Initial Option Grants and the Soo 2015 Annual Share Grant, taken together, constitute all compensation to which she is entitled for past services rendered.

Pursuant to her Director Offer Letter Amendment, Dr. Soo’s future compensation shall be governed by the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), as amended from time to time by the Board or the Compensation Committee in its sole discretion. Pursuant to the Compensation Policy, all non-employee directors other than the Board Chair shall receive a $25,000 annual retainer. A non-employee director serving as the Board Chair shall receive a $35,000 annual retainer. A non-employee director serving as the Chairman of the Audit, Compensation or Corporate Governance Committee shall receive an additional $5,000 annual retainer. Without any further action of the Board, at the close of business on the date of each Annual Meeting following approval of the Compensation Policy, each non-employee director shall be granted a nonstatutory stock option to purchase a number of shares of Common Stock having an Option Value (as defined below) of $50,000 (the “Annual Grant”). Each Annual Grant shall vest in a series of four (4) successive quarterly installments over the one-year period measured from the date of grant. If the non-employee director remains in Continuous Service (as defined in the 2015 Plan) immediately prior to a “Change in Control” (as defined in the 2015 Plan), the shares subject to the non-employee director’s then-outstanding equity awards that were granted pursuant to the Compensation Policy will become fully vested immediately prior to the effective time of such Change in Control.

William Coffin: Mr. Coffin shall serve as a director of the Company and chairman of the corporate governance committee for a one year term. Mr. Coffin shall receive annual compensation of $25,000, paid quarterly, during his tenure as a board member. In full satisfaction of any equity compensation owed to Mr. Coffin for his first year of service on the Board, Mr. Coffin received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant, and (b) a fully vested option with an exercise price equal to the current fair market value on the date of grant covering the number of shares equal to (i) the aggregate exercise price of the option described in (a) minus the aggregate exercise price of an option for 50,000 shares of Common Stock with an exercise price of $1.00 divided by (ii) current fair market value of a share of Common Stock on the date of grant (such options described in (a) and (b), the “Coffin Initial Option Grants”). The Initial Option Grants were granted pursuant to and subject to the terms of an option agreement and the 2015 Plan. Mr. Coffin also received a fully vested grant of 40,822 shares of Common Stock (the “Coffin 2015 Annual Share Grant”). Mr. Coffin has acknowledged that the Coffin Initial Option Grants and the Coffin 2015 Annual Share Grant, taken together, constitute all compensation to which he is entitled for past services rendered.

Pursuant to his Director Offer Letter Amendment, Mr. Coffin’s future compensation shall be governed by the the Director Compensation Policy.

John Booth: Mr. Booth shall serve as a director of the Company and chairman of the compensation committee for a one year term. Mr. Booth shall receive annual compensation of $25,000, paid quarterly, during his tenure as a board member. In full satisfaction of any equity compensation owed to Mr. Booth for his first year of service on the Board, Mr. Booth received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant, and (b) a fully vested option with an exercise price equal to the current fair market value on the date of grant covering the number of shares equal to (i) the aggregate exercise price of the option described in (a) minus the aggregate exercise price of an option for 50,000 shares of Common Stock with an exercise price of $1.00 divided by (ii) current fair market value of a share of Common Stock on the date of grant (such options described in (a) and (b), the “Booth Initial Option Grants”). The Booth Initial Option Grants were granted pursuant to and subject to the terms of an option agreement and the 2015 Plan. Mr. Booth also received a fully vested grant of 40,822 shares of Common Stock (the “Booth 2015 Annual Share Grant”). Mr. Booth has acknowledged that the Booth Initial Option Grants and the Booth 2015 Annual Share Grant, taken together, constitute all compensation to which he is entitled for past services rendered.

Pursuant to his Director Offer Letter Amendment, Mr. Booth’s future compensation shall be governed by the Director Compensation Policy.

Jimmy Delshad: Mr. Delshad shall serve as a director of the Company for a one year term. Mr. Delshad shall receive annual compensation of $25,000, paid quarterly, during his tenure as a board member. In full satisfaction of any equity compensation owed to Mr. Delshad for his first year of service on the Board, Mr. Delshad received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant, and (b) a fully vested option with an exercise price equal to the current fair market value on the date of grant covering the number of shares equal to (i) the aggregate exercise price of the option described in (a) minus the aggregate exercise price of an option for 50,000 shares of Common Stock with an exercise price of $1.00 divided by (ii) current fair market value of a share of Common Stock on the date of grant (such options described in (a) and (b), the “Delshad Initial Option Grants”). The Initial Option Grants were granted pursuant to and subject to the terms of an option agreement and the 2015 Plan. Mr. Delshad also received a fully vested grant of 40,822 shares of Common Stock (the “Delshad 2015 Annual Share Grant”). Mr. Delshad has acknowledged that the Delshad Initial Option Grants and the Delshad 2015 Annual Share Grant, taken together, constitute all compensation to which he is entitled for past services rendered.

Pursuant to his Director Offer Letter Amendment, Mr. Delshad’s future compensation shall be governed by the Director Compensation Policy.

Steve Warnecke: Mr. Warnecke shall serve as a director of the Company and chairman of the audit committee for a one year term. Mr. Warnecke shall receive annual compensation of $25,000, paid quarterly, during his tenure as a board member. In full satisfaction of any equity compensation owed to Mr. Warnecke for his first year of service on the Board, Mr. Warnecke received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value on the date of grants (the “Warnecke Initial Option Grant”), and (b) a number of fully vested shares of Common Stock equal to (i) the aggregate grant date fair market value of 50,000 shares of Common Stock minus the aggregate value of 50,000 shares of Common Stock with a value of $1.00 per share divided by (ii) the grant date fair market value of a share of Common Stock (the “Warnecke Initial Share Grant”). The Warnecke Initial Option Grant was made outside of any equity incentive plan maintained by the Company but pursuant to and subject to the terms of the 2015 Plan. The Warnecke Initial Share Grant was made outside of any equity incentive plan maintained by the Company. Mr. Warnecke also received a fully vested grant of 40,822 shares of Common Stock (the “Warnecke 2015 Annual Share Grant”). Mr. Warnecke has acknowledged that the Warnecke Initial Option Grant, the Warnecke Initial Share Grant, and the Warnecke 2015 Annual Share Grant, taken together, constitute all compensation to which it is entitled for past services rendered.

Pursuant to his Director Offer Letter Amendment, Mr. Warneke’s future compensation shall be governed by the Director Compensation Policy.

George A. Oram: Mr. Oram shall serve as a director of the Company for a one year term. Mr. Oram shall receive annual compensation of $25,000, paid quarterly, during his tenure as a board member. In full satisfaction of any equity compensation owed to Mr. Oram’s for his first year of service on the Board, Mr. Oram received (a) a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant, and (b) a fully vested option with an exercise price equal to the current fair market value on the date of grant covering the number of shares equal to (i) the aggregate exercise price of the option described in (a) minus the aggregate exercise price of an option for 50,000 shares of Common Stock with an exercise price of $1.00 divided by (ii) current fair market value of a share of Common Stock on the date of grant (such options described in (a) and (b), the “Oram Initial Option Grants”). The Oram Initial Option Grants were granted pursuant to and subject to the terms of an option agreement and the 2015 Plan. Mr. Oram also received a fully vested grant of 40,822 shares of Common Stock (the “Oram 2015 Annual Share Grant”). Mr. Oram has acknowledged that the Oram Initial Option Grant and the Oram 2015 Annual Share Grant, taken together, constitute all compensation to which he is entitled for past services rendered.

Pursuant to his Director Offer Letter Amendment, Mr. Oram’s future compensation shall be governed by the Director Compensation Policy.

Dr. Benjamin Wu, MD: Mr. Wu shall serve as a director of the Company for a one year term. Mr. Wu shall receive annual compensation of $25,000, paid quarterly, during his tenure as a board member. Mr. Wu, for his first year of service on the Board, shall receive a fully vested option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the current fair market value of a share of Common Stock on the date of grant.

Pursuant to his Director Offer Letter Amendment, Mr. Wu’s future compensation shall be governed by the Company’s Non-Employee Director Compensation Policy.

Transactions With Related Persons

Related-Person Transactions Policy and Procedures

Due to the small size of our Company, we do not at this time have a formal written policy regarding the review of related party transactions, and rely on our full Board of Directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviews any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members. Management aims to present transactions to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests and the best interest of our stockholders.

Certain Related-Person Transactions

The following includes a summary of transactions since January 1, 2013 to which we have been a party in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of our average total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.” Certain other transactions with our directors, executive officers and stockholders are also described below.

Registration Rights Agreement

On September 19, 2014, the Company entered into a Registration Rights Agreement with the Foundation, AFH Holding & Advisory, LLC (“AFH”) and Hanky Investment Company, L.P. (“HIC”), each of which have certain demand registration rights and unlimited piggyback registration rights for the Company’s shares under the Registration Rights Agreement and subject to an agreed lock up period. Pursuant to the Registration Rights Agreement, within thirty (30) days thereof, the Company would seek registration under the Securities Act of 1933 (the “Securities Act”) of all or part of the registrable shares of the Foundation, AFH and HIC. Within five (5) days thereof, the Company would provide written notice of such request to all other holders of registrable securities and would include in such registration all registrable shares with respect to which the Company has received written requests for inclusion within twenty-five (25) days after delivery of the Company’s notice. The Company agreed to pay all registration expenses relating to up to two long-form registrations or short-form registrations for each of the Foundation, AFH and HIC.

Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a demand registration under the Registration Rights Agreement) and the registration form to be used may be used for the registration of any registrable shares, the Company will give prompt written notice to all holders of the registrable shares of its intention to effect such a registration and will include in such registration all registrable shares (in accordance with the priorities set forth in the Registration Rights Agreement) with respect to which the Company has received written requests for inclusion within fifteen (15) days after the delivery of the Company’s notice. Pursuant to Registration Rights Agreement, holders of registrable shares and the Company agreed not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the six (6) months following, the effective date of the Merger agreement.

In connection with issuing a convertible note and warrant to Hankey Capital, LLC (“Hankey Capital”) on October 24, 2014, the Company entered into a Registration Rights Agreement with Hankey Capital, for certain demand registration rights and unlimited piggyback registration rights for the shares underlying the convertible note and the warrant, and subject to an agreed lock up period. Pursuant to the Registration Rights Agreement, Hankey Capital may at any time request registration of their registrable shares. Pursuant to Registration Rights Agreement, holders of registrable shares and the Company agree not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the six (6) months following, the effective date of the Company’s merger with Bone Biologics, Inc. on September 19, 2014.

Bridge Warrants

In April 2013, the Board approved borrowings of up to an aggregate principal amount of $300,000 pursuant to the sale and issuance of convertible promissory notes (the “Bridge Notes”) and warrants (the “Bridge Warrants” together with the Bridge Notes, the “Bridge Financing”) to purchase Common Stock of the Company. On April 29, 2013, June 5, 2013 and October 2013, the Company borrowed $100,000 from the Foundation and $100,000 and $150,000 from Orthofix, respectively, under the Bridge Financing. In August 2013, AFH purchased $50,000 of the Bridge Financing.

Each Bridge Note accrued interest at a rate of 12% per year and is payable per quarter. A Bridge Warrant to purchase the Company’s common stock equal to 50% of the original principal amount at $1.00 per share was issued to each Bridge Financing participant. The Bridge Notes were converted on September 19, 2014.

Orthofix Subsequent Financing

On July 1, 2014, Orthofix (i) purchased $500,000 worth of Common Stock (the “Subsequent Orthofix Shares”); (ii) was issued the additional promissory notes (the “Subsequent Orthofix Convertible Promissory Notes”) in the principal amount of $500,000 and exercisable for $666,666 worth of Common Stock at $0.75 per share; and (iii) was issued warrants (the “Subsequent Orthofix Warrants”) which were exercisable for 333,334 shares of Common Stock at an exercise price per share of $1.50 (collectively, the “Orthofix Subsequent Financing”). Upon subscribing for the Subsequent Orthofix Shares, the Subsequent Orthofix Convertible Promissory Notes converted into a combined total of $666,666 worth of shares of Common Stock in accordance with the terms of the Subsequent Orthofix Convertible Promissory Notes. The Subsequent Orthofix Warrants converted into warrants of the Company with substantially identical terms upon consummation of the Merger.

Extra Warrants

At the closing of the Subsequent Orthofix Shares and Subsequent Orthofix Notes, AFH was entitled to receive the 500,000 additional warrants (the “Extra Warrants”) per a certain letter agreement dated May 7, 2014. AFH has normal and customary piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of the Extra Warrants.

MTF Short Term 2014 Loan

On September 15, 2014, the Company and the Foundation entered into a loan agreement and accompanying promissory note to fund the continued operations of the Company prior to the Merger (the “MTF Short Term 2014 Loan”). Pursuant to the MTF Short Term 2014 Loan, MTF agreed to advance an initial $250,000 to the Company and, at the Company’s request and subject to the terms and conditions of the MTF Short Term 2014 Loan, to advance up to an additional $250,000 to the Company. The MTF Short Term 2014 Loan has an interest rate of eight and one-half percent (8.5%) accruing annually. The MTF Short Term 2014 Loan matured on the earlier to occur of (i) the date on which at least $1 million is loaned to or invested in the Company and (ii) December 31, 2014. In further consideration of the MTF Short Term 2014 Loan, the Company granted to the Foundation 625,000 warrants at a strike price of $1.62. The MTF Short Term 2014 Loan was assigned to the Company on September 19, 2014. On October 27, 2014 the balance was paid in full and the line of credit was cancelled.

Secured Convertible Note and Warrant

On October 24, 2014, the Company issued a convertible promissory note in the principal amount of $5,000,000 to Hankey Capital (the “Hankey Capital Convertible Note”). The Hankey Capital Convertible Note matures on October 24, 2017 and bears interest at an annual rate of interest at the “prime rate” (as quoted in the “Money Rates” section of The Wall Street Journal) plus 4.0%, with a minimum rate of 8.5% per annum until maturity, with interest payable monthly in arrears. Prior to the Maturity Date, Hankey Capital has a right, in their sole discretion, to convert the Convertible Note into shares of the Common Stock, at a conversion rate equal to the greater of (i) $1.58 per share or (ii) 70% of the average daily price for the Common Stock as measured over the course of the 60 day period prior to the conversion. The Convertible Note is secured by certain collateral shares of Common Stock issued by the Company in the name of Hankey Capital, in such amount so as to maintain a loan to value ratio of no greater than 50%. Simultaneously, the Company also issued a warrant to Hankey Capital for 3,955,697 shares of Common Stock at an exercise price per share of $1.58. The warrant will expire on October 24, 2017.

Secured 2nd Convertible Note and Warrant

On May 4, 2015, the Company issued a convertible promissory note in the amount of $2,000,000 (the “2nd Hankey Capital Convertible Note”) to Hankey Capital. The 2nd Hankey Capital Convertible Note matures on May 4, 2018 (the “Maturity Date”) and bears interest at an annual rate of interest at the “prime rate” (as quoted in the “Money Rates” section of The Wall Street Journal) plus 4.0%, with a minimum rate of 8.5% per annum until maturity, with interest payable monthly in arrears. Prior to the Maturity Date, Hankey Capital has a right, in their sole discretion, to convert the 2nd Hankey Capital Convertible Note into shares of the Company’s Common Stock, at a conversion rate equal to the greater of (i) $1.58 per share or (ii) 70% of the average daily price for the Common Stock as measured over the course of the 60 day period prior to the conversion.

Simultaneously, the Company also issued a warrant to Hankey Capital for 1,898,734 shares of Common Stock (the “Warrant”) at an exercise price per share of $1.58. The Warrant will expire on May 4, 2018. In connection with the 2nd Hankey Capital Convertible Note and the Warrant issuance, the Company also issued 2,531,646 shares of Common Stock in the name of Hankey Capital to be held as collateral (the “Collateral Shares”). The principal amount of the loan is prepayable in whole or in part at any time, without premium or penalty. Upon any voluntary partial prepayment of outstanding principal. Hankey Capital shall return the Collateral Shares to the Company in the amount necessary, if any, to maintain the loan to value ratio at no less than 50%. Upon a full payment of the outstanding principal, all Collateral Shares shall be returned and cancelled. Hankey Capital shall also return the Collateral Shares under the same terms in case of partial or full conversion of the 2nd Hankey Capital Convertible Note.

AFH Revised Milestone Side Letter Agreement

On August 11, 2015 the Company entered into a letter agreement, by and between, the Company and AFH to amend the Side Letter Agreement, dated September 7, 2014 (the “AFH Letter Agreement”), by and among the Company (formerly known as Bone Biologics, Inc.) the Foundation and AFH. Pursuant to the AFH Letter Agreement, AFH and the Foundation are each entitled to receive shares of the Company equal to and not to exceed 2.5% of the fully diluted shares of the Company at the time of the completion of certain milestone targets (the “Milestone Shares”). The milestone targets have not been met. The Company used commercially reasonably best efforts in pursuit of performance under the AFH Letter Agreement even though the milestones were not achieved, but notwithstanding, desired (and believed it is in the best interest of the Company’s stockholders) to issue such equity, eight hundred sixty seven thousand one hundred sixty-three (867,163) shares of Common Stock, to AFH so long as AFH forfeited any rights or claims to receive the Milestone Shares under the AFH Letter Agreement.

AFH clawed back 2.5% (or 867,163 shares) of the fully diluted shares (“Claw-Back Rights Shares”) as of August 11, 2015, that were previously cancelled. These Claw-Back Rights Shares follow the characteristics of the shares issued in connection with the Merger. The milestone provision originally contemplated that the shares issued would serve as additional inducement to AFH to be party to the Merger. The parties subsequently agreed that the original milestone provisions would no longer be applicable and therefore the previously cancelled shares were reinstated. The Company recorded these shares as if they were part of the original recapitalization and accordingly there is no expense associated with this transaction with the effect being a reclassification of the reinstated shares.

MTF Revised Milestone Side Letter Agreement

On August 11, 2015, the Company entered into a letter agreement, by and between, the Company and MTF to amend the Side Letter Agreement, dated September 7, 2014 (the “MTF Letter Agreement”), by and among the Company (formerly known as Bone Biologics, Inc.), the Foundation and AFH. Pursuant to the MTF Letter Agreement, AFH and the Foundation are each entitled to receive shares of the Company equal to and not to exceed 2.5% of the fully diluted shares of the Company at the time of the completion of certain milestone targets (the “Milestone Shares”). The milestone targets have not been reached, and in consideration for the support and cooperation of the Foundation in trying to reach the milestone targets and the closing of certain financings, including the conversion of debt held by the Foundation in order to facilitate certain financings, the Company authorized the issuance of Common Stock to the Foundation in the amount of 2.5% of the fully diluted shares, or eight hundred sixty seven thousand one hundred sixty-three (867,163) shares of Common Stock, of the Company. The Company recognized $1,370,118 as general and administrative expense.

Founders Agreement

The Company entered into a letter agreement (the “Founders Letter Agreement”), effective October 2, 2015, with each of Dr. Chia Soo (who currently serves as a director of the Company), Dr. Eric Kang Ting and Dr. Ben Wu (who currently serves as a director of the Company) (collectively, the “Founders”). Pursuant to the Founders Letter Agreement, the Founders agree to deliver to the Company all past work product and past data related to Nell-1 (the “Data”) for use by the Company in its sole discretion, within the applicable licensing rights granted by the University of California, and in exchange the Company agrees to the future issuance of an aggregate of 1,153,846 shares of the Company’s Common Stock (the “Founders Shares”). The Founders Shares are to be equally distributed between the Founders upon the earlier of (i) the third anniversary of the Agreement and (ii) the occurrence of a Liquidity Event (as defined in the Letter Agreement). The Founders Letter Agreement also provides the Founders Shares with certain piggyback registration rights upon the occurrence of an equity financing by the Company.

The Founders Letter Agreement related to past work product and past data and therefore will be expensed as research and development costs upon the effective date.

AFH Consulting Services

On October 28, 2015, the Company agreed (i) to issue a total of 915,614 shares of Common Stock (the “Shares”) and warrants to purchase 158,229 shares of Common Stock (the “Warrants”) and (ii) to make a payment of $275,000. The Warrants have an exercise price of $1.58. The Shares and Warrants were issued and the payment was made to AFH as payment for advisory services rendered to the Company. Mr. Amir Heshmatpour is the controlling party of AFH and an affiliate and board observer of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC, including annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RELIABILITY OF INFORMATION

You should rely only on the information contained in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date of this Information Statement, and the mailing of the Information Statement to stockholders shall not create any implication to the contrary.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one copy of this Information Statement to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. However, we will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address, and (iii) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 321 Columbus Ave, Boston, MA 02116, Attention Deina Walsh, or (b) calling Deina Walsh at the Company at (732) 661-2224.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail to each stockholder at such address a separate copy of future mailings, you may send notification to or call the Company in the manner set forth in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company in the manner set forth in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our quarterly reports on Form 10-Q for the past quarter ending September 30, 2015, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us. The distribution will be made by mail.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this information statement on Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

Bone Biologics Corporation

Dated: December 28, 2015	By:	/s/Stephen R. LaNeve
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

EXHIBIT A

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

BONE BIOLOGICS CORPORATION

42

ACTION BY LESS THAN UNANIMOUS WRITTEN CONSENT
OF THE STOCKHOLDERS
OF
BONE BIOLOGICS CORPORATION

The undersigned, representing the majority owners of all the issued and outstanding common stock of Bone Biologics Corporation, a Delaware corporation (the “Company”), do hereby vote all of the Company’s outstanding voting stock held of record by them for the adoption and approval of the following resolutions, without a formal meeting and without prior notice (the “Written Consent”), in accordance with Section 228 of the Delaware General Corporations Law:

Approval of 2015 Equity Incentive Plan

Whereas, the Board adopted the Bone Biologics Corporation 2015 Equity Plan (the “2015 EIP”), in substantially the form attached hereto as Exhibit A, which became effective as of the date the 2015 EIP was adopted by the Board (the “Effective Date”); and

Whereas, the Board directed that the 2015 EIP be submitted for approval by the stockholders of the Company in accordance with applicable law to approve (i) the 2015 EIP and the reservation of the 2015 EIP Shares; (ii) the maximum number of shares that may be issued pursuant to incentive stock options under the 2015 EIP; and (iii) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), to approve: (a) the applicable award limits for purposes of compliance with Section 162(m), (b) the performance criteria upon which performance goals may be based with respect to performance awards under the 2015 EIP, and (c) the permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2015 EIP.

Now, Therefore, Be It Resolved, that the 2015 EIP, in substantially the form attached hereto as Exhibit A, with such minimal changes as are necessary for compliance with applicable law and/or clarifications to ensure the purpose of the 2015 EIP is served (in each case as the Company’s management and legal counsel may deem necessary or advisable), is adopted, ratified and approved in all respects;

Resolved Further, that subject to certain changes in the capitalization of the Company, the aggregate number of shares of the Company’s common stock (“Shares”) that may be issued pursuant to Stock Awards (as defined in the 2015 EIP) from and after the Effective Date will not exceed 14,000,000 (the “Share Reserve”);

Resolved Further, that, prior to the first day of each fiscal year and, for a period of ten years, commencing on the first day of the fiscal year following the fiscal year in which the 2015 EIP is made effective, the Board may, without further shareholder approval, approve an increase in the Share Reserve in an amount not more than 5% of the total number of Shares outstanding on the last day of the preceding fiscal year;

Resolved Further, that subject to certain changes in the capitalization of the Company, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options (as defined in the 2015 EIP) shall be equal to 60,000,000 Shares;

Resolved Further, that subject to certain changes in the capitalization of the Company, a maximum of 3,000,000 Shares subject to options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value (as defined in the 2015 EIP) on the date the stock award is granted may be granted to any participant during any fiscal year;

Resolved Further, that subject to certain changes in the capitalization of the Company, the maximum number of Shares granted under a Performance Stock Award (as defined in the 2015 EIP) to any participant in a fiscal year shall not exceed 3,000,000 Shares;

Resolved Further, that the maximum Performance Cash Award (as defined in the 2015 EIP) that may be paid to any participant in a fiscal year shall not exceed $1,500,000;

Resolved Further, the maximum number of Shares subject to Stock Awards granted under the 2015 EIP or otherwise during any one fiscal year to any Non-Employee Director (as defined in the 2015 EIP), taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for service on the Board, will not exceed $400,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes); provided, however, that the Board may make exceptions to such limit as described in the 2015 EIP; and

Resolved Further, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such actions and to execute and file, or cause to be executed and filed, one or more registration statements or such other applications and other documents as are necessary or appropriate for compliance with the securities laws of the United States of America and such other states or other jurisdictions, including foreign countries, in which reside persons to whom securities may be offered and sold pursuant to the 2015 EIP.

Approval of the Musculoskeletal Transplant Foundation Amendment

Whereas, the Board previously amended the section of Exhibit B to the Management Consulting Agreement by and between the Company and the Musculoskeletal Transplant Foundation entitled “Common Stock”, subject to the written consent of MTF, such that this section would read in its entirety as set forth below (the “MTF Amendment”), contingent upon this approval of the MTF Amendment by the Company’s stockholders.

“Common Stock

Without any further action of the Board, at the close of business on the date of each Annual Meeting that occurs on or after December December 28, 2015, the Consultant shall automatically be granted a nonstatutory stock option outside of any equity incentive plan maintained by the Company but shall be subject to the terms of the 2015 EIP to purchase a number of shares of the Company’s common stock having an Option Value (calculated on the date of grant) equal to $50,000 (an “Annual Grant”). The “Option Value” of a stock option to be granted under this Agreement shall be determined using the same method that the Company uses to calculate the grant-date fair value of stock options in its financial statements.

Each Annual Grant shall vest in a series of four (4) successive equal quarterly installments over the one-year period measured from the date of grant. The vesting of each Annual Grant is subject to Stroever’s Continuous Service on each applicable vesting date. Notwithstanding the foregoing, if Stroever remains in Continuous Service with the Company until immediately prior to the effective time of a “Change of Control” (as defined in the Company’s 2015 Equity Incentive Plan), any unvested shares subject to the Annual Grant shall become fully vested immediately prior to the effective time of such Change of Control.

Each Annual Grant shall be granted with a ten year term and shall terminate upon the earliest of the following: (a) immediately upon the termination of Stroever’s Continuous Service for Cause; or (b) the expiration date.

“Continuous Service” and “Cause” shall have the same meanings as in the Company’s 2015 Equity Incentive Plan but shall be applied to Stroever and all references to “Participant” within those definitions as they appear in the Company’s 2015 Equity Incentive Plan shall refer to Stroever.”

Now, Therefore, Be It Resolved, that the MTF Amendment is hereby ratified and approved in all respects; and

Resolved Further, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company to take such further action and execute such additional documents as each may deem necessary or appropriate to carry out the foregoing resolutions.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same written consent.

******

The undersigned has executed this Action by Written Consent as of the date set forth below.

The musculoskeletal transplant foundation

/s/ Michael Kawas

Name:	Michael Kawas
Title:	Chief Financial Officer
Date:	December 30, 2015

The undersigned has executed this Action by Written Consent as of the date set forth below.

hankey capital, llc

/s/ Don R. Hankey

Name:	Don R. Hankey
Title:	Manager
Date:	December 29, 2015

The undersigned has executed this Action by Written Consent as of the date set forth below.

afh holding & advisory, llc

/s/ Amir F. Heshmatpour

Name:	Amir F. Heshmatpour
Title:	Managing Director
Date:	December 27, 2015

EXHIBIT B

BONE BIOLOGICS CORPORATION

2015 EQUITY INCENTIVE PLAN

43

Bone Biologics Corporation

2015 Equity Incentive Plan

Adopted by the Board of Directors: December 28 2015

Approved by the Stockholders: December 30, 2015

Effective Date: December 28, 2015

1. General.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards under the Plan.

(b) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

1.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

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(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

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(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options, SARs, or, to the extent permitted by applicable law, other Stock Awards and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 14,000,000 (the “Share Reserve”).

(ii) Prior to the first day of each fiscal year following the Effective Date and for a period of ten years, commencing on the first day of the fiscal year following the fiscal year in which the Effective Date occurs, the Board may, without further shareholder approval, approve an increase in the Share Reserve in an amount not more than 5% of the total number of shares of Capital Stock outstanding on the last day of the preceding fiscal year.

(iii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

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(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 60,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i) A maximum of 3,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any fiscal year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of 3,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $1,500,000 may be granted as a Performance Cash Award to any one Participant during any one fiscal year.

(e) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one fiscal year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for service on the Board, will not exceed $400,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving Non-Employee Directors.

(f) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

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4. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

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(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

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(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

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(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

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(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards Other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

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(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

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(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

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(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

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(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

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(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

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9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(e) and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

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(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. Effective Date of Plan.

This Plan will become effective on the Effective Date.

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12. Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

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Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Bone Biologics Corporation, a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

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(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(t) “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

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(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

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(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

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(mm) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) customer satisfaction; (25) stockholders’ equity; (26) capital expenditures; (27) debt levels; (28) operating profit or net operating profit; (29) workforce diversity; (30) growth of net income or operating income; (31) billings; (32) pre-clinical development related compound goals; (33) financing; (34) regulatory milestones, including approval of a compound; (35) stockholder liquidity; (36) corporate governance and compliance; (37) product commercialization; (38) intellectual property; (39) personnel matters; (40) progress of internal research or clinical programs; (41) progress of partnered programs; (42) partner satisfaction; (43) budget management; (44) clinical achievements; (45) completing phases of a clinical study (including the treatment phase); (46) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (47) timely completion of clinical trials; (48) submission of INDs and NDAs and other regulatory achievements; (49) partner or collaborator achievements; (50) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (51) research progress, including the development of programs; (52) investor relations, analysts and communication; (53) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (54) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (55) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (56) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (57) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (58) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

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(oo) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq) “Plan” means this Bone Biologics Corporation 2015 Equity Incentive Plan, as it may be amended from time to time.

(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

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(ww) “Rule 405” means Rule 405 promulgated under the Securities Act.

(xx) “Rule 701” means Rule 701 promulgated under the Securities Act.

(yy) “Securities Act” means the Securities Act of 1933, as amended.

(zz) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(aaa) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(ccc) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ddd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(eee) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(fff) “Transaction” means a Corporate Transaction or a Change in Control.

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